Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA RELATING TO THE

ACQUISITION OF GULF TANKS HOLDINGS BY MOBILE MINI, INC.

The following unaudited pro forma condensed combined financial statements combine Mobile Mini, Inc.’s (“Mobile Mini”, or the “Company”) historical consolidated financial information with the consolidated financial statements of Gulf Tanks Holdings, Inc., (“GTH”). The unaudited pro forma condensed combined balance sheet at September 30, 2014, gives effect to the acquisition of GTH as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013 gives effect to the acquisition of GTH as if the acquisition had been consummated at January 1, 2013. The unaudited pro forma condensed combined statements were prepared using the acquisition method of accounting.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended December 31, 2013 (as filed on Form 10-K with the Securities and Exchange Commission on February 14, 2014) and the Company’s unaudited consolidated financial statements for the nine months ended September 30, 2014 (as filed on a Form 10-Q with the Securities and Exchange Commission on October 23, 2014). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

GTH’s historical financial information was derived from its consolidated audited financial statements for the year ended December 31, 2013 and its unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2014. GTH’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and notes thereto contained herein.

The unaudited pro forma adjustments, which are based upon available information and upon certain assumptions that the Company believes are reasonable, are described in the accompanying notes. The Company is providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The fair values of assets purchased and liabilities assumed are still subject to uncertainty, as substantial amounts of GTH data must be thoroughly analyzed before more precise valuations can be determined. In addition, lease fleet and property, plant and equipment values were estimated based on assumed condition. If the assumptions prove to be inaccurate, preliminary valuations may change. Increases or decreases in the estimated fair values of the net assets may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Mobile Mini’s statement of operations in future periods. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed combined statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(In thousands)

	MMI Historical (A)	GTH Historical	Reclassification Adjustments (1)	GTH Historical Recast (B)	Pro Forma Adjustments (2) (C)	Pro Forma Notes		Pro Forma Combined (A+B+C)
ASSETS
Cash and cash equivalents	$1,612	$1,638	$—	$1,638	$(1,638)			$1,612
Receivables, net of allowance for doubtful accounts	60,951	25,013	—	25,013	—			85,964
Inventories	17,584	686	—	686	—			18,270
Lease fleet, net	974,035	103,209	(5,479)	97,730	22,836	4	(a)	1,094,601
Property, plant and equipment, net	95,322	2,624	5,479	8,103	6,818	4	(b)	110,243
Deposits and prepaid expenses	7,108	1,357	—	1,357	—			8,465
Deferred financing costs, net and other assets	8,846	6,942	—	6,942	(6,942)	4	(c)	8,846
Intangibles, net	3,054	30,895	—	30,895	(30,895)	4	(d)	78,954
					75,900	4	(e)
Goodwill	525,623	117,215	—	117,215	(117,215)	4	(f)	709,303
					183,680	4	(g)

Total assets	$1,694,135	$289,579	$—	$289,579	$132,544			$2,116,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$23,841	$9,583	$129	$9,712	$—			$33,553
Accrued liabilities	61,936	3,610	(129)	3,481	—			65,417
Lines of credit	307,388	44,705	—	44,705	(44,705)	4	(h)	721,524
					414,136	4	(i)
Obligations under capital leases	18,926	1,171	—	1,171	—			20,097
Other long-term debt	200,000	190,559	—	190,559	(190,559)	4	(h)	200,000
Deferred income taxes	226,500	16,271	—	16,271	(17,219)	4	(j)	224,130
					(1,422)	4	(k)

Total liabilities	838,591	265,899	—	265,899	160,231			1,264,721

Stockholders’ equity:
Common stock	489	6	—	6	(6)	4	(l)	489
Additional paid-in capital	564,531	69,312	—	69,312	(69,312)	4	(l)	564,531
Retained earnings (accumulated deficit)	375,421	(45,638)	—	(45,638)	45,638	4	(l)	371,414
					(4,007)	4	(k)
Accumulated other comprehensive loss	(19,761)	—	—	—	—			(19,761)
Treasury stock	(65,136)	—	—	—	—			(65,136)

Total stockholders’ equity	855,544	23,680	—	23,680	(27,687)			851,537

Total liabilities and stockholders’ equity	$1,694,135	$289,579	$—	$289,579	$132,544			$2,116,258

(1)	GTH historical is based on financial statement captions reflected in GTH’s historical financial statements. Reclassification adjustments represent reclassifications to conform to Mobile Mini’s financial statement presentation. GTH historical recast represents the sum of GTH historical and reclassification adjustments.
(2)	See Note 4 for more information regarding pro forma adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

(In thousands, except per share data)

	MMI Historical (A)	GTH Historical	Reclassification Adjustments (1)	GTH Historical Recast (B)	Pro Forma Adjustments (2) (C)	Pro Forma Notes		Pro Forma Combined (A+B+C)
Revenues:
Leasing	$296,919	$52,731	$15,244	$67,975	$—			$364,894
Sales	23,761	3,877	399	4,276	—			28,037
Service	—	23,631	(23,631)	—	—			—
Other	1,579	—	10,331	10,331	—			11,910

Total revenues	322,259	80,239	2,343	82,582	—			404,841

Costs and expenses:
Cost of sales	16,131	2,844	(935)	1,909	1,884	5	(a)	19,924
Leasing, selling and general expenses	204,394	48,202	1,344	49,546	50	5	(b)	253,709
					(81)	5	(c)
					(200)	5	(d)
Restructuring expenses	2,909	—	—	—	—			2,909
Asset impairment charge, net	557	—	—	—	—			557
Depreciation and amortization	27,920	22,340	—	22,340	(3,205)	5	(e)	48,135
					1,080	5	(f)
Gain on sale of assets	—	(1,934)	1,934	—	—			—

Total costs and expenses	251,911	71,452	2,343	73,795	(472)			325,234

Income from operations	70,348	8,787	—	8,787	472			79,607
Other income (expense):
Interest expense	(21,191)	(16,380)	—	(16,380)	16,312	5	(d)	(28,068)
					(6,809)	5	(g)
Foreign currency exchange	(1)	—	—	—	—			(1)

Income from continuing operations before income tax provision	49,156	(7,593)	—	(7,593)	9,975			51,538
Provision for income taxes	17,633	1,464	—	1,464	3,840	5	(h)	22,937

Income from continuing operations	$31,523	$(9,057)	$—	$(9,057)	$6,135			$28,601

Earnings per share:
Income from continuing operations - Basic	$0.68							$0.62
Income from continuing operations - Diluted	0.67							0.61

Weighted average number of common and common share equivalents outstanding:
Basic	46,128							46,128
Diluted	46,846							46,846

(1)	GTH historical is based on financial statement captions reflected in GTH’s historical financial statements. Reclassification adjustments represent reclassifications to conform to Mobile Mini’s financial statement presentation. GTH historical recast represents the sum of GTH historical and reclassification adjustments.
(2)	See Note 5 for more information regarding pro forma adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2013

(In thousands, except per share data)

	MMI Historical (A)	GTH Historical	Reclassification Adjustments (1)	GTH Historical Recast (B)	Pro Forma Adjustments (2) (C)	Pro Forma Notes		Pro Forma Combined (A+B+C)
Revenues:
Leasing	$366,286	$62,901	$17,311	$80,212	$—			$446,498
Sales	38,051	2,713	859	3,572	—			41,623
Service	—	24,276	(24,276)	—	—			—
Other	2,149	—	8,273	8,273	—			10,422

Total revenues	406,486	89,890	2,167	92,057	—			498,543

Costs and expenses:
Cost of sales	25,413	2,000	(316)	1,684	1,593	5	(a)	28,690
Leasing, selling and general expenses	237,567	57,059	776	57,835	114	5	(b)	295,187
					(329)	5	(d)
Restructuring expenses	2,402	—	—	—	—			2,402
Asset impairment charge, net	38,705	—	—	—	—			38,705
Depreciation and amortization	35,432	26,272	—	26,272	(3,799)	5	(e)	59,490
					1,585	5	(f)
Gain on sale of assets	—	(1,707)	1,707	—	—			—

Total costs and expenses	339,519	83,624	2,167	85,791	(836)			424,474

Income from operations	66,967	6,266	—	6,266	836			74,069

Other income (expense):
Interest income	1	—	—	—	—			1
Interest expense	(29,467)	(19,679)	—	(19,679)	19,553	5	(d)	(38,671)
					(9,078)	5	(g)
Foreign currency exchange	(2)	—	—	—	—			(2)

Income from continuing operations before income tax provision	37,499	(13,413)	—	(13,413)	11,311			35,397
Provision (benefit) for income taxes	12,275	(3,081)	—	(3,081)	4,355	5	(h)	13,549

Income from continuing operations	$25,224	$(10,332)	$—	$(10,332)	$6,956			$21,848

Earnings per share:
Income from continuing operations - Basic	$0.55							$0.48
Income from continuing operations - Diluted	0.55							0.47

Weighted average number of common and common share equivalents outstanding:
Basic	45,481							45,481
Diluted	46,096							46,096

(1)	GTH historical is based on financial statement captions reflected in GTH’s historical financial statements. Reclassification adjustments represent reclassifications to conform to Mobile Mini’s financial statement presentation. GTH historical recast represents the sum of GTH historical and reclassification adjustments.
(2)	See Note 5 for more information regarding pro forma adjustments.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)	Description of the transaction and basis of presentation

Description of the transaction

On December 10, 2014 Mobile Mini acquired all of the outstanding equity interests of Gulf Tanks Holdings, Inc., a Delaware corporation, for approximately $410 million, pursuant to the terms of a Stock Purchase Agreement entered into with the stockholders of GTH on November 13, 2014.

Mobile Mini, GTH and GTH’s stockholders have each made customary representations, warranties and covenants in the Stock Purchase Agreement. The parties have also agreed to provide customary indemnities, and Mobile Mini will pay a portion of the purchase price into escrow to secure the indemnification obligations of GTH’s stockholders, which are subject to customary limitations.

Basis of presentation

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s historical financial information and the historical financial information of GTH giving effect to the acquisition and related adjustments described in these notes including certain reclassifications to the historical financial statements of GTH to conform to the Company’s financial statement presentation. Further review of GTH’s accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. At this time, the Company is not aware of any differences that would have a material impact on the financial statements of the combined company that are not reflected in the pro forma reclassification adjustments.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the result of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

(2)	Purchase accounting

The acquisition of GTH is being accounted for as a business acquisition using the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the assets acquired and liabilities assumed were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

The fair values of assets acquired and liabilities assumed included in the accompanying unaudited pro forma condensed combined financial statements are based on a preliminary evaluation of their fair value and may change when the final valuation is completed. Upon completion of purchase accounting, the Company may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change from those used in the pro forma condensed combined consolidated financial statements.

The unaudited pro forma adjustments reflect certain assumptions that Mobile Mini believes are reasonable, which are described herein. Pro forma adjustments have been included only to the extent appropriate information is known and readily available, factually supportable and directly attributable to the combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

(3)	Purchase consideration

The components of the purchase price and net assets acquired, are as follows:

(In thousands)
Purchase Price, net of cash acquired:
Cash	$410,345
Cash acquired	(1,638)

Total	$408,707

Net Assets Acquired:
Lease fleet	$120,566
Property, plant and equipment	14,921
Intangible assets (1):
Customer relationships	69,200
Trade names/trademarks	5,200
Non-compete agreements	1,500
Goodwill (2)	183,680
Other assets	27,056
Deferred tax asset, net	948
Other liabilities	(14,364)

Total	$408,707

(1)	The following table reflects the estimated fair values and useful lives of intangible assets related to the acquisition identified based on our preliminary purchase accounting assessments:

Estimated Life (Years)
Customer relationships	15 - 20
Trade names/trademarks	5 - 10
Non-compete agreements	5

(2)	All of the goodwill related to the acquisition was assigned to our specialty containment solutions segment. The goodwill arising from the acquisition consists largely of GTH’s going-concern value, the value of GTH’s assembled workforce, new customer relationships expected to arise from the acquisition, and operational synergies and economies of scale that we expect to realize from the acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

(4)	Pro forma balance sheet adjustments

a.	Adjust the value of GTH’s lease fleet based on its estimated fair value.

b.	Adjust the value of GTH’s property, plant and equipment based on its estimated fair value.

c.	Write-off GTH’s historical deferred financing costs.

d.	Write-off GTH’s historical intangible assets.

e.	Record the estimated value of acquired intangible assets.

f.	Write-off GTH’s historical goodwill.

g.	Record an estimate of acquisition-related goodwill.

h.	Record the repayment of GTH’s Revolving Credit Agreement and Term Loan Credit Agreement in connection with the acquisition.

i.	Record the funding of the acquisition, including the purchase price and related acquisition expenses.

j.	Adjust the value of GTH’s deferred income tax liability to remove the valuation allowance related to net operating loss carryforwards, partially offset by the effect of the fair value mark-ups.

k.	To record the impact of transaction expenses on retained earnings and the deferred tax liability.

l.	To record the acquisition of all the outstanding equity interests of GTH, and eliminate the GTH’s historical accumulated deficit.

(5)	Pro forma statement of operations adjustments

a.	Adjust the cost of sold lease fleet to reflect the fair value mark-ups of assets acquired.

b.	Adjust the gain on property, plant and equipment sold to reflect the fair value mark-ups of assets acquired.

c.	Eliminate acquisition costs.

d.	Eliminate the interest expense and fees related to GTH’s long-term debt that was repaid in conjunction with the acquisition.

e.	Adjust the depreciation of lease fleet and property, plant and equipment to reflect extension of useful lives, partially offset by the impact of the fair value step-ups.

f.	Eliminate the historical intangible asset amortization expense of GTH and record amortization expense on the acquired intangible assets.

g.	Record the interest expense associated with the debt incurred to fund the purchase, including acquisition-related expenses.

h.	Record the tax effect of the pro forma adjustments.